Exhibit H-12

         Gelsenberg GmbH & Co. KG (former Gelsenberg AG), Dusseldorf
                   Balance Sheet as of December 31, 2003


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
ASSETS                                                                                          Stockholders' equity and liabilities



                                                December 31, 2003                                                  December 31, 2003
                                                     (euro)                                                              (euro)

A. Fixed Assets                                                        A. Stockholders' Equity

   I. Financial assets                                                    I.   General Partner Capital
      Shares in affiliated companies                         -                   Share capital                                51.00
                                                   --------------                                                     --------------
                                                             -                                                                51.00
                                                                                                                      --------------
                                                                          II.  Limited Partner Capital
                                                                                 Share capital                        50,999,949.00
                                                                                                                      -------------
                                                                                                                      50,999,949.00
                                                                                                                      -------------
B. Non-fixed Assets

   I. Receivables and other assets                                        III. Reserves                                      545.28
                                                                                                                      --------------
                                                                                 General Partner                             545.28
                                                                                                                      --------------

      1. Receivables from affiliated               119,686,562.33         IV.  Capital stock                                      -
         companies
      2. Receivables from companies,                        -
         in which the company has a                                       V.   Additional paid-in capital                         -
         participating interest.
      3. Other assets                               19,022,543.28
                                                   --------------
                                                   138,709,105.61         VI.  Retained earnings
                                                                                   Legal reserves                                 -


                                                                          VII. Net income                                         -

   II.Balance at banks                                   2,202.95
                                                   --------------                                                    --------------
                                                         2,202.95                                                     51,000,545.28
                                                   --------------      B. Provisions
                                                   138,711,308.56
                                                   --------------         1. Provisions for pensions                  74,575,040.00
                                                                          2. Provisions for taxes                      2,284,719.20
                                                                          3. Other provisions                            696,831.00
                                                                                                                      -------------
                                                                                                                      77,556,590.20
                                                                       C. Liabilities

                                                                          1. Trade accounts payable                       16,333.63
                                                                             (with a remaining term up to 1 year:
                                                                             (euro) 16,333.63)

                                                                          2. Liabilities due to partners              10,135,534.35
                                                                             (with a remaining term up to 1 year:
                                                                             (euro) 10,135,534.35)

                                                                          3. Other liabilities                              2,305.1
                                                                             (with a remaining term up to 1 year:
                                                                             (euro) 2,305.10)
                                                                             (thereof taxes:(euro)0.00)
                                                                                                                      10,154,173.08
                                                                                                                     --------------

                                                   --------------                                                    --------------
Total Assets                                       138,711,308.56      Total Stockholders' equity and Liabilities    138,711,308.56
                                                   --------------                                                    --------------

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